                                 CONFIDENTIAL

                          MAKER COMMUNICATIONS, INC.
                                OEM AGREEMENT

This OEM Agreement, including all Exhibits attached hereto, ("Agreement") is made as of May 18, 1998, ("Effective Date") is by and between MAKER COMMUNICATIONS, INC. ("MAKER"), a Delaware corporation with a place of business at 73 Mount Wayte Avenue, Framingham, MA 01702, and SONOMA SYSTEMS, INC., a California corporation, with a place of business at 4640 Admiralty Way, Suite 600, Marina del Rey, CA 90292-6695 ("CUSTOMER").

WHEREAS, CUSTOMER desires to purchase the MAKER Products specified herein and MAKER agrees to provide the Products to CUSTOMER subject to this Agreement.

NOW THEREFORE, in consideration of the mutual promises and conditions in this Agreement, the parties hereby agree as follows:

DEFINITIONS:

"Products" shall mean MAKER's semiconductor devices, including Documentation, set forth in Exhibit A which is attached hereto.

"Documentation" shall mean all associated MAKER documentation, in whole or in part, in printed or electronic from provided with the Products.

1. TERM: Unless terminated earlier, the initial term of this Agreement shall be for a period of two (2) years from the Effective Date and shall renew thereafter for one (1) additional one (1) year term unless either party notifies the other at least sixty (60)days prior to expiration of the then-current term of its intent not to renew the Agreement.

2. PURCHASE OF PRODUCTS: Subject to CUSTOMER's compliance with the material terms of this Agreement, MAKER agrees to sell to CUSTOMER the Products specified in Exhibit A. CUSTOMER agrees to provide MAKER with a written purchase order for all purchases. Additional Products may be added to this Agreement by written amendment. To the extent required by Subcontractors and Distributors, Maker shall allow CUSTOMER, Subcontractors and Distributor's to purchase Products under this Agreement, provided: (i) CUSTOMER provides Maker with prior written notice of the effective date of all such purchased and the names and addresses of the eligible Subcontractors and Distributors,
(ii) all such Subcontractors and Distributor's agree in writing to be bound by the terms and conditions of this Agreement, (iii) all such Subcontractors and Distributors specify on each order that they are ordering the Products subject to this Agreement and solely on behalf of CUSTOMER, and (iv) all such Subcontractors and Distributors, prior to delivering any Products, provide Maker, in writing, with the name of each customer who will be receiving the Products. Products purchased by such Subcontractors and Distributors for the benefit of CUSTOMER shall be governed by and considered to be under this Agreement. All quantitates of the Products purchased by Subcontractors and Distributors shall accrue against CUSTOMER'S Estimated Quantities on the Forecasts.

3. PRICES: CUSTOMER shall pay MAKER for the Products according to the pricing schedule in Exhibit B, a copy of which is attached hereto. Prices are exclusive of all federal, state, municipal and all other governmental exercise, sales, use, and similar taxes, duties, or tariffs. CUSTOMER agrees to pay all such taxes, duties, and tariffs. CUSTOMER must provide MAKER with written certification for any claim of tax or other exemption prior to shipment of CUSTOMER's order. If MAKER is required to pay additional taxes, CUSTOMER shall immediately reimburse and hold MAKER harmless for all such taxes.

                                     FINAL

                                 CONFIDENTIAL

4. PAYMENT TERMS: Payment is due net thirty (30) days from the date of MAKER's shipment. Payment shall being U.S. dollars. Based on CUSTOMER's credit standing, MAKER may require alternative payment terms or withhold the shipment of Products. Purchase orders shall be used for invoicing purposes only and shall be governed solely by the terms and conditions of this Agreement. MAKER is granted a security interest in the Products and their proceeds and retains a right of possession in the Products until such time as CUSTOMER has paid for such Products in full. CUSTOMER agrees to cooperate and execute all documents that are necessary for MAKER to perfect a security interest in the Products.

5. SHIPMENTS: Prices are F.O.B. MAKER. CUSTOMER is responsible for all shipping, handling, insurance costs and any fees, taxes and duties. Unless previously agreed to by MAKER, Products shall be shipped in MAKER'S standard packaging.

6. PURCHASE ORDERS: CUSTOMER shall submit written purchase orders ("P.O.") to MAKER for each purchase. Each P.O. shall include: (i) name and MAKER part number of each Product ordered, (ii) quantity of each Product ordered, (iii) price of each Product, (iv) requested delivery date, and (v) shipping instructions. All P.O.'s are subject to MAKER's acceptance. MAKER agrees to notify CUSTOMER within five (5) days of receipt of a P.O. if it has not be accepted by MAKER.

7. FORECASTS: CUSTOMER shall provide MAKER with written non-binding forecasts for each Product by the last business day of each calendar month for the nest rolling twelve (12) month period.

8. CHANGES AND CANCELLATIONS: CUSTOMER may cancel or reschedule shipments of standard (non-custom) Products, subject to the following table, by providing MAKER with a written notice for all such cancellation or reschedule. The number of days specified in the table are the number of working days after MAKER's receipt of such written notice for cancellation or reschedule. Cancellation or rescheduling of custom orders or custom product is not permitted.


Number of days before      Cancellation Charges       Reschedule Option
Scheduled delivery       (% of original Release)
     [*]                          [*]%                Not allowed

     [*]                          [*]%                New delivery date must be written within 90
                                                      days of the original delivery date. Maximum
                                                      of two (2) reschedules per line item.

     [*]                          [*]%                Unlimited reschedules


9. DELIVERY AND ACCEPTANCE: Delivery schedules for the Products are subject to MAKER's then-current lead times and Product availability. MAKER will make reasonable efforts to meet delivery dates quoted or acknowledged, but shall in no event be liable for failure to meet any such date(s). MAKER shall have the right to deliver Products up to five (5) days prior to any agreed upon delivery date. MAKER reserves the right to make deliveries in installments and any invoice or purchase order shall be severable as to any such installments with prior notification given by MAKER to CUSTOMER or CUSTOMER's Subcontractors or Distributors. Delay in delivery or default of any installment shall not relieve CUSTOMER of its obligation to accept and pay for remaining installments. CUSTOMER shall accept or reject each shipment within five (5) days of delivery. All Products shall be deemed accepted by CUSTOMER, unless CUSTOMER provides MAKER with written notice of rejection, specifying the reason, within five (5) days of delivery of the Products to CUSTOMER. CUSTOMER also agrees within five (5) days of receipt of any delivery to notify Maker of any known or obvious discrepancies in any shipment. Defective Products shall be subject to MAKER's warranty.

                                    FINAL

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 CONFIDENTIAL

10. RETURN POLICY: CUSTOMER must obtain a MAKER Return Material Authorization ("RMA") prior to returning any Products returned to MAKER. Products returned to Maker without an RMA will not be accepted by MAKER and will be returned to CUSTOMER at CUSTOMER's sole risk and expense. Customer shall be responsible for all shipping, handling, and insurance costs for all Products returned to MAKER.

11. CUSTOMER DEFAULT: IF CUSTOMER is in breach on any provision of this Agreement and fails to cure such breach within [*] ([*]) days, then all of CUSTOMER's payment obligations to MAKER shall immediately become due and payable, and MAKER may, with thirty (30) days notice, (i) decline to make further shipments, (ii) terminate Customer's unfilled order(s), and/or (iii) recall and retake possession of Products in transit, without affecting any of MAKER's other rights ore remedies. Continued shipment by MAKER following CUSTOMER's default shall not constitute a waiver nor shall it relieve the CUSTOMER of any its obligations herein.

12. MAKER DEFAULT: Any order for Products may be cancelled, in whole or in part, due to MAKER's failure to delivery Products in accordance with this Agreement, provided that such cancellation shall be effective only upon MAKER's failure to correct such failure to deliver within [*] ([*]) days of CUSTOMER's written notice of cancellation. In no event shall MAKER be liable for increased manufacturing costs, cost of labor, requalification, delay loss of profits, good-will, or any incidental or consequential damages.

13. DISCONTINUANCE OF PRODUCTS: MAKER reserves the right to discontinue or withdraw any Products. MAKER agrees to provide CUSTOMER with six (6) months prior written notice of such discontinuance or withdrawal of Products. CUSTOMER shall have the right to make the last-time purchase of such discontinued or withdrawn Products, provided CUSTOMER accepts delivery of all such Products within twelve (12) months from the date of MAKER's notice of discontinuance or withdrawal.

14. COPYRIGHTS, TRADEMARKS AND NOTICES: CUSTOMER shall not remove or obscure any MAKER or MAKER's supplier's markings, logos, colors or other insignia which are affixed to the Product at the time of MAKER's shipment. CUSTOMER shall reproduce and include MAKER's copyright and/or other intellectual property right notice and U.S. Government Restricted Rights legend at least once on a label affixed to the Software media and on the Documentation of every copy of the Product, including partial copies. Only Product licensed from MAKER shall bear MAKER's markings, logos or other insignia.

15. LIMITED WARRANTY: Unless otherwise specified in Exhibit A, for a period of twelve (12) months from the date of delivery, MAKER warrants that unaltered Products will conform to MAKER's published specifications and shall be free from defects in workmanship and materials, provided that CUSTOMER returns all nonconforming Products by a method of shipment approved by MAKER, obtains an RMA, Products are received by MAKER in good condition, without their markings altered, defaced, or removed, and accompanied with a written description of the defect(s). The foregoing warranty does not apply to any Products which have been subject to alteration, misuse (including static discharge), neglect, accident or modifications or which have been soldered or altered during assembly and are not capable of being tested by MAKER under its normal test compatible with all equipment and/or software configurations. MAKER's sole and exclusive liability and CUSTOMER's sole and exclusive remedy shall be, at Maker's option, to repair, replace, or refund the purchase price paid by COMPANY fore the defective Products. THE PRODUCTS ARE NOT DESIGNED, INTENDED, OR AUTHORIZED FOR USE AS COMPONENTS IN LIFE SUPPORT PRODUCTS OR SYSTEMS. EXCEPT AS PROVIDE DIN THIS SECTION, MAKER MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER WARRANTIES ARISING OUT OF OR IN CONNECTION WITH THE SALE, RESALE, AND/OR PURCHASE OF THE PRODUCTS, OR THE USE,

                                     FINAL

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 CONFIDENTIAL

REPAIR OR PERFORMANCE THEREOF, OR ANY COURSE OF DEALING OR COURSE OF PERFORMANCE UNDER ANY AGREEMENT BETWEEN CUSTOMER AND MAKER.

16.    LIMITATION OF LIABILITY

16.1 No default shall be caused by and MAKER shall not be responsible to CUSTOMER for any loss, damages, or penalty resulting from any delay or failure to perform the obligations of MAKER herein that are due to any cause beyond MAKER's control. Nor shall MAKER be liable to CUSTOMER for any delay(s) or failure(s) to perform its obligations due to the scarcity of the basic elements needed to produce compounds, chemicals, micro electronic parts (or similar materials) or because of any governmental restriction whatsoever upon the possession or distribution of such basic elements. Anticipated delivery dates shall be deemed extended for a period of time equal to the time lost due to any such delay excusable under this Section 16.

16.2 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF INCOME, DATA, USE OR INFORMATION, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

16.3 IN NO EVENT SHALL THE LIABILITY OF MAKER EXCEED [*] DOLLARS ($[*]) OR THE AMOUNT PAID FOR THE PRODUCT OR SERVICE GIVING RISE TO THE CLAIM, WHICHEVER IS GREATER.

17. INFRINGEMENT INDEMNITY: MAKER will, subject to Section 16 above, defined CUSTOMER against a claim that the Product infringes a valid United States, Canadian, European Union, or Japanese patent or copyright. MAKER will pay resulting costs, damages and reasonable attorney's fees finally awarded against CUSTOMER or agreed to in any settlement provided that (a) CUSTOMER promptly notifies MAKER in writing of any such claim, (b) MAKER has sole control of the defense and all related settlement negotiations, and (c) CUSTOMER cooperates in the defense and furnishes all related evidence in or under its control. If such a claim has occurred, or in MAKER's opinion is likely to occur, CUSTOMER shall immediately discontinue all use, manufacture and distribution of the Product and permit MAKER, at MAKER's option and expense, to (a) procure for CUSTOMER the right to continue using such product, (b) replace or modify the Product so it becomes non-infringing, or
(c) refund the amount paid to MAKER for the infringing Product. MAKER shall have no liability for any claim based upon (a) the combination, operation, or use of the Product with equipment, data, or software not furnished by MAKER if such infringement could have been avoided through the use of other equipment, data or software or by the avoidance of use with equipment, data or software not provided by MAKER, (b) modifications to the Product not made by MAKER or made by MAKER in compliance with CUSTOMER's designs, specifications or instructions, or (c) a version of the Product other than the currently released version. This Section 17 sets forth MAKER's entire liability and sole obligation and CUSTOMER's exclusive remedy in the event of any claim of intellectual property infringement.

18. CUSTOMER INDEMNITY: CUSTOMER shall indemnify MAKER and hold MAKER harmless against any claim, suit, award of damages, and cost made against MAKER by a judgment or any amount in settlement or compromise thereof agreed to by both parties herein insofar as the same is based on CUSTOMER's use, sale, or distribution of the Products.

19. CONFIDENTIAL INFORMATION: "Confidential Information" means any information of a sensitive or proprietary nature possessed, obtained or developed for the disclosing party. Such information includes but is not limited to, pre-release information relating to Products, product designs, marketing plans, customer lists, sales forecasts, prices, policies practices and the terms of this Agreement. All Confidential Information must be labeled "Confidential" or the substantial equivalent thereof or, if disclosed orally, shall be summarized in writing to the receiving party within thirty (30) days of disclosure. The receiving party shall treat all

                                     FINAL

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 CONFIDENTIAL

during the warranty period. Software which does not substantially conform to the MAKER user documentation may be returned for, at MAKER's option, repair or replacement during the warranty period. If MAKER is unable to replace defective media or if MAKER is unable to repair or replace the Software which does not substantially conform to the MAKER user documentation within a reasonable time, MAKER will (at its option) either replace the Software with functionally similar programs or refund the license fee LICENSEE paid for the Software. MAKER does not warrant that the Software is error-free, will operate without interruption or is compatible with all equipment and software configurations. This warranty does not cover any Software which has been subjected to damage or abuse or has been altered or changed in any way. MAKER is not responsible for problems caused by computer hardware or computer application or operating systems. EXCEPT AS PROVIDED IN THIS SECTION 5, MAKER MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE, ITS MERCHANTABILITY OR ITS FITNESS FOR A PARTICULAR PURPOSE. REPAIR, REPLACEMENT OR REFUND (AT THE OPTION OF MAKER) IS THE EXCLUSIVE REMEDY IF THERE IS A DEFECT OR THE PRODUCT DOES NOT SUBSTANTIALLY CONFORM TO THE USER DOCUMENTATION.

6.       LIMITATION OF LIABILITY:

IN NO EVENT SHALL EITHER MAKER OR LICENSEE BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION) ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO CASE SHALL MAKER'S AGGREGATE LIABILITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEED THE AMOUNT OF LICENSE FEES PAID BY LICENSEE FOR THE SOFTWARE GIVING RISE TO THE CLAIM.

7.       INFRINGEMENT INDEMNITY:

MAKER will, subject to Section 6, defend LICENSEE against a claim that the Software infringes a valid United States, Canadian, European Union, or Japanese patent or copyright. MAKER will pay resulting costs, damages and reasonable attorneys' fees finally awarded against LICENSEE or agreed to in any settlement, provided that (a) LICENSEE promptly notifies MAKER in writing of any such claim, (b) MAKER has sole control of the defense and all related settlement negotiations, and (c) LICENSEE cooperates in the defense and furnishes all related evidence in or under its control. If such a claim has occurred, or in MAKER's opinion is likely to occur, at MAKER's option and expense, MAKER agrees to (a) procure for LICENSEE the right to continue using such Software, (b) replace or modify the Software so it becomes non-infringing or (c) refund the license fee LICENSEE paid for the infringing Software. MAKER shall have no liability for any claim based upon (a) the combination, operation, or use of the Software with equipment, data, or software not furnished by MAKER, (b) modifications to the Software not made by MAKER and/or (c) a version of the Software other than the currently released version of the Software. This Section 7 sets forth MAKER's entire liability and sole obligation and LICENSEE's exclusive remedy in the event of any claim of intellectual property infringement.

8.       MAINTENANCE AND SUPPORT:

8.1 With the exception of LinkMaker for which Maintenance, Support, and Enhancements is not available, for a period of thirty (30) days from the delivery of the Software, MAKER will provide Maintenance for the Software free of charge ("Initial Maintenance"). "Maintenance" consists of Support for and Enhancements to the Software. "Support" means reasonable telephone and e-mail support for the Software during the hours of

                                 CONFIDENTIAL

9:00 a.m. to 6:00 p.m. U.S. Eastern Standard Time, on MAKER's regular business days. MAKER will use reasonable efforts to respond to a request for Support within twenty-four (24) hours. "Enhancement" shall mean a new version of the Software that is commercially released by MAKER to its Maintenance customers. LICENSEE agrees and acknowledges that (i) MAKER is under no obligation to create, develop, or release any Enhancements, (ii) all Enhancements shall be subject to this Agreement and (iii) MAKER may develop or market new or different products which use all or part of the Software and which shall not constitute an Enhancement.

8.2 LICENSEE may purchase Maintenance for a twelve (12) month period ("Maintenance Period") by paying MAKER the "Annual Maintenance Fee" described in the Schedules. The Annual Maintenance Fee specified in the Schedules shall be valid for twenty four (24) months from the Effective Date of this Agreement. Thereafter, the Annual Maintenance Fee shall be at MAKER's then-current rate, unless otherwise agreed to in writing. There shall be no refunds or credits if Maintenance is terminated prior to the end of any Maintenance Period, unless such termination is a result of MAKER's breach of its Maintenance obligations. MAKER is under no obligation to offer or provide
Maintenance: (i) if LICENSEE fails to notify MAKER in writing of its intention to purchase Maintenance, (ii) if LICENSEE fails to pay the Annual Maintenance Fee within thirty (30) days of the beginning of each Maintenance Period, or (iii) for any version of the Software other than the most current version and the one version prior to the most current release.

9.       UPDATES:
During the term of this Agreement, MAKER will provide or make available to LICENSEE, free of charge, any updates to the Software, but not LinkMaker, which MAKER generally makes available to its licensees. "Update" means program logic and documentation change to correct an error or defect and to maintain the operational quality of the Software. Updates do not include Enhancements or any additions or improvements to the features, functionality or performance of the Software.

10.      NOTICES:
Any notices or reports required by this Agreement to be given by one party to the other party shall be made in writing to that party at the address shown below or any other address that may be designated in writing from time to time by the party. All notices to be given by either party to the other under this Agreement shall be deemed given upon receipt, in the case of (i) personal delivery, (ii) facsimile transmission (if, followed-up with a written notice sent via mail), or (iii) on the third day following deposit in the mail if the notice is sent by prepaid certified mail, return receipt requested.

         Notice to MAKER:                Notice to LICENSEE:
         ----------------                -------------------
         Maker Communications, Inc.      Sonoma Systems, Inc.
         73 Mount Wayte Avenue           4640 Admiralty Way
         Framingham, MA 01702            Suite 600
         Attn: President                 Marina del Rey, CA 90292-6695
                                         Attn: VICE PRESIDENT OF FINANCE

11.      GENERAL TERMS:

11.1 This Agreement is the complete and exclusive agreement between MAKER and LICENSEE regarding this subject matter and supersedes all agreements and all communications, whether written or oral, between the parties.

                                 CONFIDENTIAL

11.2 This Agreement may only be amended, changed, or revised by a written agreement between MAKER and LICENSEE. A waiver of any violation or failure to enforce any provisions of this Agreement shall not constitute a waiver of any rights with respect to this Agreement.

11.3 All terms and conditions of this Agreement are severable. If any term or provision, or any portion thereof, of this Agreement is held to be invalid, illegal or unenforceable, the remaining portions shall not be affected.

11.4 Section heading are intended for convenience only and shall not be used in the interpretation of this Agreement.

11.5 The validity, construction, interpretation, and performance of this Agreement shall be governed and construed by the laws of the Commonwealth of Massachusetts, without regard to conflicts of law and choice of law rules. Any suit or cause of action with respect to this Agreement may only be brought in the Commonwealth of Massachusetts. English shall be governing language of this Agreement.

11.6 LICENSEE agrees that any breach of this Agreement will cause MAKER irreparable harm and that the damage will be difficult to determine and that money damages alone will not be an adequate remedy. Therefore, MAKER shall have the right to seek injunctive relief against any breach or threatened breach of this Agreement.

11.7 If either party commences any action or proceeding to enforce this Agreement or any right arising under this Agreement, the prevailing party shall be entitled to recover from the other party the actual attorneys' fees, costs and expenses (and all related fees, costs and expenses) incurred by it in connection with such action or proceeding and in connection with the enforcement of any judgment thereby obtained.

11.8 During the term of this Agreement and for a period of twelve (12) months thereafter, LICENSEE shall permit MAKER or MAKER's authorized representative, upon reasonable notice and during LICENSEE's normal business hours, to inspect and audit LICENSEE's books and records relating to this Agreement. In the event such audit determines that a discrepancy exists, and the result of such discrepancy is that LICENSEE has paid at least [*]% less than it is obligated to pay (either in the aggregate or with respect to any particular period), LICENSEE shall immediately pay the excess amount of royalties due and the cost of such audit. In the event of a discrepancy of less than [*]% of what LICENSEE is obligated to pay, then MAKER shall bear the cost of such audit, and the parties shall make adjustments, if any, reflecting the results of such audit.

11.9 LICENSEE shall not transfer or assign any of its rights, or delegate any of its obligations under this Agreement without MAKER's prior written consent, which shall not be unreasonably withheld, except that LICENSEE may so assign this Agreement, but only in its entirety, without MAKER's prior consent to an acquiring or surviving entity to the business of LICENSEE by merger, purchase or transfer of all or substantially all of LICENSEE's assets that the acquiring party agrees in writing to be bound by this Agreement. This agreement shall be binding on and inure to benefit of MAKER and LICENSEE and their respective successors and (to the extent specified in any assignment) assigns.

11.10 Software described or referenced in this Agreement are commercial computer software programs developed at private expense. If LICENSEE is acquiring the Software on behalf of any unit or agency of the U.S. Government, the following shall apply: (a) For units of the Department of Defense:
RESTRICTED RIGHTS LEGEND: Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data Clause at DFARS 252.227-7013. (b) For any other unit or agency: The Government's rights in the software and its documentation will be as defined in Clause 52.227-

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 CONFIDENTIAL

19(c)(2) of the FAR. Contractor/manufacturer is Maker Communications, Inc., 73 Mount Wayte Avenue, Framingham, MA 01702.

11.11 LICENSEE shall comply with all applicable provisions of the Export Administration Regulations of the United States Department of Commerce and all similar laws and regulations. Upon written request from MAKER, LICENSEE shall provide MAKER with all documentation and data necessary or desirable in monitoring such compliance. LICENSEE agrees to defend, indemnify and hold MAKER harmless against any liability arising from the failure of LICENSEE or LICENSEE's customers to comply with such regulations.

IN WITNESS WHEREOF, the parties have executed this Agreement, inclusive of the attached Exhibits, to be executed by their duly authorized representatives as of the Effective Date.


MAKER COMMUNICATIONS, INC.                  SONOMA SYSTEMS, INC.

By: /s/ [ILLEGIBLE]                         By: /s/ Steve Waszak
   ------------------------                    --------------------------
Name: Michael [ILLEGIBLE]                   Name: Steve Waszak
     ----------------------                      ------------------------

Title: Vice President & CFO                 Title: Vice President Finance
      ---------------------                       -----------------------

                                 CONFIDENTIAL

                                   EXHIBIT A

                               SOFTWARE SCHEDULES

SOFTWARE DESCRIPTION

     One copy of MAKER's "CIRCUIT SERVICES-5 AAL5 SAR MODULE" firmware program in binary form ("Software") developed for use in connection with MAKER's MXT3010 semiconductor device ("Device"), and MAKER's current documentation therefor.

     PERMITTED USES:

     LICENSEE may make a reasonable number of copies of the Circuit Services-5 AAL5 SAR Module firmware program for use solely in connection with LICENSEE's "Access" or "Access Plus" product lines. Except for the limited sublicensing rights specified below, LICENSEE may only use the Software, as set forth in Section 1 of this Agreement, for its internal use solely in connection with the Device. Subject to the royalty fee specified below, if any, LICENSEE may reproduce and sublicense the Software to LICENSEE's customers and LICENSEE's resellers/distributors may sublicense the Software to their customers, for such customers internal use only, provided (i) the Software is used solely in connection with the Device (ii) the Device is integrated with LICENSEE's product, (iii) LICENSEE includes MAKER's and/or its suppliers' copyrights and all other proprietary legends on each copy, and (iv) LICENSEE includes an end user software license agreement containing terms and conditions substantially similar to those set forth in this Agreement or MAKER's Software License Agreement, a copy of which is attached hereto as Exhibit B. LICENSEE shall not sublicense or distribute the Software as a standalone product. No other sublicense or distribution rights are granted under this Agreement.


     LICENSE FEES AND ROYALTIES:
     License Fee: [*]
     Royalties: [*]

     MAINTENANCE AND SUPPORT FEES:
     Annual Maintenance and Support for CircuitService-5 Binary Kit is:
     $[*] per year.

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 CONFIDENTIAL

SOFTWARE DESCRIPTION

     One copy of MAKER's "CIRCUIT SERVICES-1 AAL1 SDT MODULE" firmware program in binary form ("Software") developed for use in connection with MAKER's MXT3010 semiconductor device ("Device"), and MAKER's current documentation therefor.


     PERMITTED USES:

     LICENSEE may make a reasonable number of copies of the Circuit Services-1 AAL1 SDT Module firmware program for use solely in connection with LICENSEE's "Access" or "Access Plus" product lines. Except for the limited sublicensing rights specified below, LICENSEE may only use the Software, as set forth in Section 1 of this Agreement, for its internal use solely in connection with the Device. Subject to the royalty fee specified below, if any, LICENSEE may reproduce and sublicense the Software to LICENSEE's customers and LICENSEE's resellers/distributors may sublicense the Software to their customers for such customers internal use only, provided (i) the Software is used solely in connection with the Device (ii) the Device is integrated with LICENSEE's product, (iii) LICENSEE includes MAKER's and/or its suppliers' copyrights and all other proprietary legends on each copy, and (iv) LICENSEE includes an end user software license agreement containing terms and conditions substantially similar to those set forth in this Agreement or MAKER's Software License Agreement, a copy of which is attached hereto as Exhibit B. LICENSEE shall not sublicense or distribute the Software as a standalone product. No other sublicense or distribution rights are granted under this Agreement.


     LICENSE FEES AND ROYALTIES:
     License Fee: [*]
     Royalties: Royalties of $[*] per Module are bundled into the price of the Module.


     MAINTENANCE AND SUPPORT FEES:
     Annual Maintenance and Support for CircuitService-1 Binary Kit is:
     $[*] per year.

SOFTWARE DESCRIPTION

     One (1) copy of MAKER's "LINKMAKER", software program in source code form, ("Software") developed for use in connection with MAKER's MXT3010 semiconductor device ("Device"), and MAKER's current documentation therefor.

     LINKMAKER WARRANTY:

     LINKMAKER IS PROVIDED "AS IS". MAKER MAKES NO WARRANTY (i) WITH RESPECT TO, AND LICENSEE ACCEPTS SOLE RESPONSIBILITY FOR, THE SELECTION OF THE SOFTWARE TO ACHIEVE LICENSEE'S INTENDED RESULTS, THE INSTALLATION AND USE OF THE SOFTWARE, ANY RESULTS OBTAINED FROM SUCH USE, AND THE SELECTION, USE OF AND RESULTS OBTAINED FROM ANY OTHER PROGRAM, PROGRAMMING EQUIPMENT OR SERVICES OPERATED OR APPLIED IN CONNECTION WITH THE SOFTWARE, (ii) THAT THE SOFTWARE WILL MEET LICENSEE'S TECHNICAL OR OTHER REQUIREMENTS, (iii) THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, (iv) THAT ANY OR ALL SOFTWARE DEFECTS WILL BE CORRECTED, OR (V)

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 CONFIDENTIAL

EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE, ITS MERCHANTABILITY OR ITS FITNESS FOR A PARTICULAR PURPOSE. MAKER DOES NOT WARRANT THAT THE SOFTWARE IS ERROR FREE, WILL OPERATE WITHOUT INTERRUPTION OR IS COMPATIBLE WITH OTHER HARDWARE OR SOFTWARE.

PERMITTED USES:

Except for the limited sublicensing rights specified below, LICENSEE may only use the Software, as set forth in this Agreement, for its internal use solely in connection with LICENSEE's "Access" or "Access Plus" product lines. To the minimum extent required for use with the Device, LICENSEE may modify the source code portions of the Software, including the documentation, to create Derivative Works. Subject to the royalty fee specified below, if any, LICENSEE may reproduce and sublicense the Derivative Works, in binary form only, to LICENSEE's customers and LICENSEE's resellers/distributors may sublicense the Derivative Works to their customers for such customers internal use only, provided (i) the Software is used solely in connection with the Device (ii) the Device is integrated with LICENSEE's product, (iii) LICENSEE includes MAKER's and/or its suppliers' copyrights and all other proprietary legends on each copy, and (iv) LICENSEE includes an end user software license agreement containing terms and conditions substantially similar to those set forth in this Agreement or MAKER's Software License Agreement, a copy of which is attached hereto as Exhibit B. LICENSEE shall not sublicense or distribute the Software as a standalone product. No other sublicense or distribution rights are granted under this Agreement. LICENSEE agrees and acknowledges that all right, title and interest in and to all Derivative Works is and shall remain at all times with MAKER. Except as specified in this Agreement, MAKER grants LICENSEE no other rights with respect to any Derivative Works. LICENSEE shall include the following MAKER copyright notice, including the applicable year(s) of the copyright, on all Derivative Works, "Copyright-C- Maker Communications, Inc. 199_ All Rights Reserved". Upon request from MAKER, LICENSEE shall provide MAKER with a copy of all Derivative Works, including without limitation, any and all updates, enhancements, patches, new versions and documentation, in both source code and binary code form.

LICENSE FEES AND ROYALTIES:

License Fee: $[*] (per license)
Royalties: [*]

MAINTENANCE AND SUPPORT FEES:

Maintenance and Support is not available for LinkMaker.

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 CONFIDENTIAL

                                  EXHIBIT B

                          MAKER COMMUNICATIONS, INC.
                          SOFTWARE LICENSE AGREEMENT

THIS IS A LEGAL AGREEMENT BETWEEN YOU AND MAKER COMMUNICATIONS, INC. ("MAKER"). READ THESE TERMS AND CONDITIONS CAREFULLY BEFORE OPENING THE MEDIA PACKAGE. IF YOU DO NOT AGREE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT, YOU SHOULD PROMPTLY AND IN ANY EVENT WITHIN THIRTY (30) DAYS OF RECEIPT OF THE SOFTWARE, RETURN THE SOFTWARE UNOPENED, AND THE LICENSE FEE YOU PAID FOR THE SOFTWARE WILL BE REFUNDED.

1.   LICENSE GRANT:
     1.1 MAKER grants you, subject to the terms and conditions of this Agreement and payment of the applicable license fee, a non-transferable, non-exclusive, license to use the enclosed MAKER software program and/or portions thereof and the accompanying documentation (the "Software") as follows:

     1.2 You may (a) use the Software for your own internal use on a single user client computer, but not a server, solely in conjunction with MAKER's semiconductor devices, (b) transfer the Software from one of your computers to another provided that it is used on only one computer at a time, and that you remove any copies of the Software from the computer from which it is being transferred, and (c) make one (1) copy of the Software solely for backup or archival purposes provided you reproduce and include all Software copyright and other proprietary legends.

     1.3 You may NOT (a) assign or transfer the Software or your rights or obligations under this Agreement without the prior written consent of MAKER, (b) distribute copies of the Software, in whole or in part, (c) copy the hard copy documentation portion of the Software, (d) rent, lease or otherwise transfer your rights to the Software, (e) translate, reverse engineer, decompile or disassemble or otherwise alter the Software (except to the extent, when required by law, and then only to the minimum extent required by law) or (f) distribute (directly or indirectly) any copies of the Software, or any direct product thereof, to any country, entity, or destination prohibited by the United States Government.

2. OWNERSHIP OF SOFTWARE AND DOCUMENTATION: The Software, including but not limited to, any run-time program is and shall remain owned by MAKER and/or its suppliers and is protected by United States copyright laws and international treaty provisions. It is an express condition of this Agreement that title to, ownership of, and all rights in patents, copyrights, trade secrets and any other intellectual property rights in the Software and any copy or part thereof is and shall remain in MAKER and/or its suppliers.

3. TERM: This Agreement remains effective until terminated. You may terminate it at any time by destroying the Software. This Agreement shall automatically terminate without notice if you fail to comply with any term or condition of this Agreement. Upon termination for any reason, you shall promptly destroy the Software and all copies or portions thereof in any form.

4. LIMITED WARRANTY: The Software is provided "AS IS". MAKER makes no warranty (i) with respect to, and you accept sole responsibility for, the selection of the Software to achieve your intended results, the installation and use of the Software, any results obtained from such use, and the selection, use of and results obtained from any other program, programming equipment or services operated or applied in connection with the Software, (ii) that the Software will meet your technical or other requirements, (iii) that the operation of the Software will be uninterrupted or error-free, (iv) that all Software defects will be corrected, or (V) EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE, ITS MERCHANTABILITY OR ITS FITNESS FOR A PARTICULAR PURPOSE. MAKER DOES NOT WARRANT THAT THE SOFTWARE IS ERROR FREE, WILL OPERATE WITHOUT INTERRUPTION OR IS COMPATIBLE WITH OTHER HARDWARE OR SOFTWARE.

5. INFRINGEMENT INDEMNITY: MAKER will, subject to Section 6 below, defend you against a claim that the Software infringes a valid United States patent or copyright. MAKER will pay resulting costs, damages, and reasonable attorneys' fees finally awarded against you or agreed to in any settlement, provided that (a) you promptly notify MAKER in writing of any such claim, (b) MAKER has sole control of the defense and all related settlement negotiations, and (c) you cooperate in the defense and furnish all related evidence in or under your control. If such a claim has occurred, or in MAKER's opinion is likely to occur, at MAKER's option and expense, MAKER agrees to (a) procure for you the right to continue using such Software, (b) replace or modify the Software so it becomes non-infringing or (c) refund the license fee you paid for the infringing Software. MAKER shall have no liability for any claim based upon (a) the combination, operation, or use of the Software with equipment, data, or software not furnished by MAKER, (b) modifications to the Software not made by MAKER and/or (c) a version of the Software other than the currently released version of the Software. This Section 5 sets forth MAKER's entire liability and sole obligation and your exclusive remedy in the event of any claim of intellectual property infringement.

6. LIMITATION OF LIABILITY: YOU SHALL NOT USE THE SOFTWARE IN ANY CASE WHERE SIGNIFICANT DAMAGE OR INJURY TO PERSON, PROPERTY OR BUSINESS MAY OCCUR IF ANY ERROR OCCURS. YOU EXPRESSLY ASSUME ALL RISK FOR SUCH USE. IN NO EVENT SHALL MAKER BE LIABLE FOR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF INCOME, DATA, USE OR INFORMATION, ARISING FROM BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE OR ANY OTHER LEGAL THEORY, EVEN IF MAKER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL THE LIABILITY OF MAKER EXCEED ONE THOUSAND DOLLARS ($1,000). For personal, family or household use of the Software, some jurisdictions do not allow the exclusion or limitation of incidental or consequential damages or limitations on how long an implied warranty lasts so the limitation or exclusions set forth above may not apply to you.

7. U.S. GOVERNMENT RESTRICTED RIGHTS: The Software described or referenced in this Agreement are commercial computer software programs developed at private expense. Use, duplication, and disclosure of the Software and derivative works thereof to and by the United States Government are subject to the provisions of the license agreement contained with or in the software product as prescribed by the applicable provisions of the DOD FAR supplement or similar regulations of the U.S. Federal agencies applicable to the delivery of commercial software including the restrictions set forth in FAR 52.22719(c)(2). The contractor/manufacturer of the Software is: MAKER COMMUNICATIONS, Inc., 73 Mount Wayte Avenue, Framingham, MA, USA 01702

8. GENERAL TERMS: You agree to comply with all applicable laws and regulations, including, without limitation, U.S. export and re-export laws and regulations. The validity construction and performance of this Agreement are governed by the laws of the Commonwealth of Massachusetts, USA and suit or arbitration with respect to this Agreement may be brought only in the Commonwealth of Massachusetts, USA If you have any questions concerning this Agreement, you may contact MAKER at MAKER COMMUNICATIONS, Inc., 73 Mount Wayte Avenue, Framingham, MA, USA 01702.

YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. YOU FURTHER AGREE THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN YOU AND MAKER AND SUPERSEDES ANY EARLIER PROPOSAL OR PRIOR ARRANGEMENT, WHETHER ORAL OR WRITTEN, OR ANY OTHER COMMUNICATIONS BETWEEN YOU AND MAKER RELATIVE TO THE SUBJECT MATTER OF THIS AGREEMENT. ANY MODIFICATIONS, CHANGES OR REVISIONS TO THIS AGREEMENT MUST BE IN WRITING AND SIGNED BY DULY AUTHORIZED REPRESENTATIVES OF EACH PARTY.